Exhibit 10.1

EXECUTION VERSION

[***] = Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

MANUFACTURING COLLABORATION AGREEMENT

This Manufacturing Collaboration Agreement, effective as of January 3, 2023 (the “Effective Date”) is made by and between Archer Aviation Inc. (“AAI”) and Stellantis N.V. (“STLA”). AAI and STLA are each referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, STLA and its Affiliates design, develop, manufacture, and market automotive vehicles and components;

WHEREAS, AAI is designing and developing an electrically-powered vertical takeoff and landing (“eVTOL”) aircraft for use in urban environments;

WHEREAS, STLA’s Affiliate, FCA US LLC (“FCA US”), and AAI have completed a project, pursuant to a Nondisclosure and IP Rights Agreement between them, to design an eVTOL cockpit design concept;

WHEREAS, FCA US and AAI have completed a series of fixed duration collaboration projects pursuant to a Collaboration Agreement entered into between them on November 6, 2020;

WHEREAS, in connection with AAI’s September 2021 initial public offering pursuant to a Business Combination Agreement with Atlas Crest Investment Corp. (“Atlas”), STLA’s Affiliate, FCA Italy S.p.A. (“FCA Italy”), invested $75 million in AAI pursuant to a Subscription Agreement between FCA Italy and Atlas dated February 10, 2021;

WHEREAS, FCA Italy and AAI have completed a series of fixed duration manufacturing consulting projects pursuant to a Manufacturing Consulting Agreement entered into between them on July 19, 2021 (the “Manufacturing Consulting Agreement”);

WHEREAS, in addition to the foregoing agreements, the Parties have agreed to the undertakings as described on Exhibit A with respect to the Phase 1 Plan at the AAI Plant (the “Collaboration”); and

WHEREAS, contemporaneously with the execution of this Agreement, the Parties are executing the Warrant, the Forward Purchase Agreement, and the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

AGREEMENT

Article I
Definitions

“AAI” has the meaning set forth in the preamble.

“AAI Aircraft” means eVTOL aircraft products designed and developed by AAI or its Affiliates.

“[***]” has the meaning [***].

“AAI Co-Location Facility” has the meaning set forth in Section 6.01 (Co-Location Facilities).

“AAI Indemnified Parties” means any of AAI and its parents, subsidiaries, and Affiliates, and any of their respective shareholders, officers, directors, members, employees, Supplemental Workers, trustees, agents, successors, and assigns.

“AAI Personnel” means all Personnel of AAI.

“AAI Phase 1 Plant” means the manufacturing or assembly plant to be built at a greenfield site in Covington, Georgia (or such other site as may be determined by AAI) at which AAI will execute its Phase 1 Plan.

“AAI Technology” has the meaning set forth on Exhibit A.

“AAI Undertakings” means, collectively, the responsibilities and obligations undertaken by AAI as set forth on Exhibit A.

“AAI Work” means, collectively, any engineering, design, development, testing, consulting, evaluation or other work, as applicable, performed by or on behalf of AAI in the course of the execution of the Collaboration during the Term under this Agreement.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, for so long as the control exists.

“Agreement” means this Manufacturing Collaboration Agreement and all Exhibits attached hereto, which Exhibits are hereby incorporated by reference into this Agreement.

“Applicable Law” means any applicable U.S. or non-U.S. federal, state, local or other constitution, law, statute, ordinance, rule, regulation, published administrative position, or principle of common law, or any Order, in any case issued, enacted, adopted, promulgated, implemented, or otherwise put into legal effect by or under the authority of any Authority (including all applicable import and export laws and trade sanction regulations, all applicable commercial and public anti-bribery laws, all applicable employment and occupational health and safety laws and regulations, and all applicable tax laws and regulations).

“Authority” means any Governmental Entity or other statutory, public, or quasi-public authority at any level (including central, state, local government or municipal) of the applicable jurisdiction.

“Automotive OEM” means any Person, foreign or domestic, (i) that is engaged (or whose Affiliate is engaged) in the research, development, design, manufacture, marketing, or sale of motor vehicles, and (ii) whose end products primarily consist of fully-built up motor vehicles that compete with any of the motor vehicles manufactured or provided by STLA (or its Affiliates).

“Automotive OEM Change of Control” has the meaning set forth in Section 15.02(a) (Termination for Automotive OEM Change of Control or Liquidation Event).

“[***]” means [***].

“Background IP” means all Intellectual Property owned, controlled, or licensed by a Party that is developed, created, conceived, obtained, licensed, or acquired prior to such Party’s performance of work on the Collaboration or is created or developed outside of such Party’s work on the Collaboration.

“Business Day” means a day on Monday through Friday on which the banks in California and Michigan are open.

“Claim” means any claim, demand, suit, action, or proceeding (legal or otherwise) of whatever kind.

“Co-Location Facilities” has the meaning set forth in Section 6.01 (Co-Location Facilities).

“Collaboration” has the meaning set forth in the recitals.

“Confidential Information” has the meaning set forth in Section 12.01(a) (Definition of Confidential Information).

“Confidentiality Period” has the meaning set forth in Section 12.01(a) (Definition of Confidential Information).

“[***]” means [***].

“Disclosing Party” has the meaning set forth in Section 12.01(a) (Definition of Confidential Information).

“[***]” has the meaning [***].

“Effective Date” has the meaning set forth in the preamble.

“eVTOL” has the meaning set forth in the recitals.

“[***]” means [***].

“Exclusive Period” means [***].

“FCA Italy” has the meaning set forth in the recitals.

“FCA US” has the meaning set forth in the recitals.

“Force Majeure Event” means acts which are beyond the reasonable control of a Party, including: (a) acts of God; (b) flood, fire, or explosion; (c) war, invasion, riot, acts of terrorism, or other civil unrest; (d) actions, embargoes, or blockades in effect on or after the Effective Date; (e) national or regional emergency; (f) strikes, labor stoppages or slowdowns, or other industrial disturbances; (g) compliance with any Applicable Law, including imposing an embargo, export or import restriction, quota or other restriction or prohibition, or failing to grant a necessary license or consent; (h) shortage of adequate power or telecommunications or transportation facilities; or (i) any other event which is beyond the reasonable control of such Party.

“Foreground IP” means all Intellectual Property created, developed, or acquired in connection with or derived from Work Results.

“Form of Contract Manufacturing Agreement” has the meaning set forth in Exhibit B.

“Forward Purchase Agreement” means that certain Forward Purchase Agreement, of even date herewith, executed by the Parties and pursuant to which STLA has made available to AAI up to $150 million in exchange for additional shares of AAI.

“[***]” has the meaning [***].

“[***]” has the meaning [***].

“Governmental Entity” means a court, administrative agency, or commission or other federal, state, county, local, or other foreign governmental authority, instrumentality, agency, or commission.

“Indemnifiable Claim” has the meaning set forth in Section 13.03(a) (Notice of Claims).

“Intellectual Property” means any and all rights or forms of protection or other intellectual property rights existing from time to time under any law or regulations, including any patent, utility model, rights in designs, copyrights (including rights in computer software), moral right, trade secret, rights under unfair competition law, rights under semiconductor chip protection law, and any right or form of protection of a similar nature or having equivalent effect to any of the foregoing which may subsist anywhere in the world (but excluding trademarks, service marks and the like), and applications, renewals, extensions, and restorations for any of the foregoing now or hereinafter in force or effect. For purposes of this definition, rights under patent law shall include rights under any and all patent applications and patents anywhere in the world, including any provisional patent applications, substitutions, extensions, supplementary patent certificates, reissues, renewals, divisions, continuations-in-part (or in whole), continued prosecution applications, requests for continued examination, and other similar filings or stages thereof provided for under the laws of the United States, or of any other country.

“Joint Foreground IP” has the meaning set forth in Section 11.01(c) (Ownership).

“Liabilities” means any and all liabilities, damages or losses (including direct, consequential, indirect, incidental, special, exemplary, punitive or enhanced damages or losses), costs, expenses, penalties, fines, interest, awards, liens, judgments, or settlements, including reasonable attorney and other professional fees and other defense costs.

“Licensee” has the meaning set forth in Section 11.02(a) (Rights of Use).

“Licensor” has the meaning set forth in Section 11.02(a) (Rights of Use).

“Liquidation Event” has the meaning set forth in the Warrant.

“Manufacturing Consulting Agreement” has the meaning set forth in the recitals.

“Order” means any order, judgment, injunction, ruling, edict, writ, or other decree, whether temporary, preliminary, or permanent, enacted, issued, promulgated, enforced, or entered by any Governmental Entity or other Authority.

“Party” and “Parties” have the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Authority, unincorporated organization, trust, association or other entity.

“Personnel” means all employees and Supplemental Workers of a Party (or its Affiliates) in performance of that Party’s obligations under this Agreement.

“Phase 1 Plan” has the meaning set forth on Exhibit A.

“Receiving Party” has the meaning set forth in Section 12.01(a) (Definition of Confidential Information).

“Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith, executed by the Parties in the form attached as Exhibit B to the Forward Purchase Agreement.

“Residuals” has the meaning set forth in Section 12.01(a) (Definition of Residuals).

“Replacement Request” has the meaning set forth on Exhibit A.

“Resource Request” has the meaning set forth on Exhibit A.

“Sole Foreground IP” has the meaning set forth in Section 11.01(b) (Ownership).

“Steering Team” has the meaning set forth in Section 7.01 (Governance).

“STLA” has the meaning set forth in the preamble.

“STLA Assistance Scope” has the meaning set forth on Exhibit A.

“STLA Co-Location Facility” has the meaning set forth in Section 6.01 (Co-Location Facilities).

“[***]” has the meaning [***].

“STLA Indemnified Parties” means any of STLA and its parents, subsidiaries, and Affiliates, and any of their respective shareholders, officers, directors, members, employees, Supplemental Workers, trustees, agents, successors and assigns.

“[***]” has the meaning [***].

“STLA Personnel” means all Personnel of STLA.

“STLA Undertakings” means, collectively, the responsibilities and obligations undertaken by STLA as set forth on Exhibit A.

“STLA Work” means, collectively, any engineering, design, development, testing, consulting, evaluation or other work, as applicable, performed by or on behalf of STLA in the course of the execution of the Collaboration during the Term under this Agreement.

“Supplemental Worker” means an individual who is employed by a Third Party supplemental resources supplier engaged by a Party (or its Affiliates) to perform services for that Party (or its Affiliates) through the assigned individual.

“Supplier” means a Third Party supplier or contractor engaged by a Party (or its Affiliates) to perform a Party’s obligations under this Agreement.

“Term” has the meaning set forth in Article VIII (Term).

“Third Party” means any Person other than AAI or STLA, their respective Affiliates, and the respective members, directors, officers, and employees thereof.

“Third Party Claim” means any Claim by a Third Party.

“[***]” means [***].

“Timing Requirement” means any timing set forth on Exhibit A that specifies when any event or task is expected to begin or end (as applicable).

“Warrant” means that certain Warrant, of even date herewith, executed by the Parties and pursuant to which AAI granted to STLA 15 million warrants to purchase shares of AAI common stock at an exercise price of $0.01 per share.

“Work Results” means any result of STLA Work or AAI Work that is created in the course of the execution of the Collaboration during the Term under this Agreement.

In this Agreement, except to the extent that the context otherwise requires: (a) when a reference is made in this Agreement to a section or exhibit, such reference is to a section of, or an exhibit to, this Agreement unless otherwise indicated; (b) the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; (d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (f) any Applicable Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Applicable Law as from time to time amended, modified or supplemented, including by succession of comparable successor Applicable Laws; (g) references to a Person are also to its permitted successors and assignees; (h) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and (j) any references to this Agreement, any exhibit hereto, means this Agreement, or such exhibit, as from time to time amended, modified or supplemented in accordance with this Agreement.

Article II
Performance; Exclusivity; Contract Manufacturing

Section 2.01      STLA Undertakings. STLA will perform the STLA Undertakings in accordance with the terms and conditions of this Agreement.

Section 2.02      AAI Undertakings. AAI will perform the AAI Undertakings in accordance with the terms and conditions of this Agreement.

Section 2.03      Timing Requirements. Each Party will use commercially reasonable efforts to meet all Timing Requirements for which it is responsible under this Agreement.

Section 2.04      Exclusivity.

(a)            Automotive OEM Exclusivity.

(i)            During the Exclusive Period, [***].

(ii)            Notwithstanding the foregoing Section 2.04(a)(i), [***].

(b)            Contract Manufacturing Exclusivity. During the Exclusive Period, [***].

Section 2.05      Contract Manufacturing. During the Exclusive Period, [***].

(a)            AAI Phase 1 Plant. Upon STLA’s written request to AAI [***].

(b)            Further Industrialization. If, at any time during the Exclusive Period, [***].

Section 2.06      Non-Solicitation. During the Exclusive Period, AAI will not (and will cause its Affiliates not to), directly or indirectly, encourage any employee of STLA (or its Affiliates) with whom AAI (or its Affiliates) has had contact in connection with the Collaboration to leave his or her employment, except pursuant to a general solicitation which is not directed specifically to any such employees. During the Exclusive Period, STLA will not (and will cause its Affiliates not to), directly or indirectly, encourage any employee of AAI (or its Affiliates) with whom STLA (or its Affiliates) has had contact in connection with the Collaboration to leave his or her employment, except pursuant to a general solicitation which is not directed specifically to any such employees.

Article III
STLA’s Obligations

Section 3.01      STLA Obligations. STLA will:

(a)            cooperate with AAI in all matters relating to the AAI Undertakings;

(b)            comply, and cause the STLA Personnel and Suppliers of STLA to comply, with all Applicable Laws (including obtaining and maintaining all necessary licenses and consents required by Applicable Laws) relating to STLA’s performance of its obligations under this Agreement; and

(c)            respond promptly to any AAI request to provide direction, recommendations or information reasonably necessary for AAI to perform the AAI Undertakings in accordance with the requirements of this Agreement, and ensure that any such information provided is complete and accurate in all material respects.

Section 3.02      STLA Personnel. STLA is responsible for all STLA Personnel and, with respect to STLA’s employees, for the payment of their compensation, including, if applicable, wages, benefits, withholding of income taxes, payment and withholding of social security and other payroll taxes and deductions, unemployment insurance, workers’ compensation insurance payments, disability benefits, and any other benefits or compensation of any kind.

Section 3.03      Third Party Suppliers. STLA will be solely responsible for the selection of, and all communications with, Suppliers with respect to its performance of the STLA Undertakings; provided, however, that to the extent commercially practicable as reasonably determined by STLA, STLA will permit AAI to participate in discussions with such Suppliers.

Article IV
AAI’s Obligations

Section 4.01      AAI Obligations. AAI will:

(a)            cooperate with STLA in all matters relating to the STLA Undertakings;

(b)            comply, and cause the AAI Personnel and Suppliers of AAI to comply, with all Applicable Laws (including obtaining and maintaining all necessary licenses and consents required by Applicable Laws) relating to AAI’s performance of its obligations under this Agreement; and

(c)            respond promptly to any STLA request to provide direction, recommendations or information reasonably necessary for STLA to perform the STLA Undertakings in accordance with the requirements of this Agreement, and ensure that any information provided is complete and accurate in all material respects.

Section 4.02      AAI Personnel. AAI is responsible for all AAI Personnel and, with respect to AAI’s employees, for the payment of their compensation, including, if applicable, wages, benefits, withholding of income taxes, payment and withholding of social security and other payroll taxes and deductions, unemployment insurance, workers’ compensation insurance payments, disability benefits, and any other benefits or compensation of any kind.

Section 4.03      Third Party Suppliers. AAI will be solely responsible for the selection of, and all communications with, Suppliers with respect to its performance of the AAI Undertakings; provided, however, that to the extent commercially practicable as reasonably determined by AAI, AAI will permit STLA to participate in discussions with such Suppliers.

Article V

Changes

Section 5.01      Other Party’s Failure or Delay, Violation of Law. In the event a Party fails to fulfill or perform, or is delayed in fulfilling or performing, any term of or obligation under this Agreement (including any failure to meet any Timing Requirement) as a result of the other Party’s failure to fulfill or perform, or delay in fulfilling or performing, any term of or obligation under this Agreement, the first Party will not be deemed to have defaulted under or breached this Agreement and will not be liable or responsible to the other Party for any costs, charges, or losses sustained or incurred by such other Party, in each case, to the extent resulting from such failure or delay of such other Party. In addition, a Party will not be required to perform any obligation under this Agreement if doing so could violate any Applicable Law, as determined by such Party in its reasonable discretion, and such Party will not be deemed to have defaulted under or breached this Agreement and will not be liable or responsible to the other Party for any costs, charges or losses sustained or incurred by such other Party, in each case, to the extent resulting from any such non-performance. For the avoidance of doubt, in the event either Party fails to meet any Timing Requirement notwithstanding using its commercially reasonable efforts to do so, such Party will not be deemed to have defaulted under or breached this Agreement and will not be liable or responsible to the other Party for any costs, charges or losses sustained or incurred by the other Party, in each case, to the extent resulting from such failure to meet such Timing Requirement. In any such event, as well as in the event of any Force Majeure Event, the Parties will work together in good faith to discuss and agree upon a recovery plan or other changes to this Agreement.

Section 5.02      Updating Exhibit A. The Parties authorize the Steering Team to update Exhibit A in accordance with the provisions of this Section 5.02 (Updating Exhibit A). If at any time the Steering Team agrees in writing to update the STLA Assistance Scope or the Initial STLA Resources as described on Exhibit A, or the Steering Team agrees in writing to a Resource Request or a Replacement Request, the Parties agree that Exhibit A will be updated in accordance with such agreement of the Steering Team without any further action of the Parties. The Steering Team or its appointed representative will be responsible for updating Exhibit A (including recording thereon the agreed-upon updates and the dates thereof) and maintaining a change record of all such updates which is signed by one member of the Steering Team from each of STLA and AAI.

Article VI

Co-Location of Personnel

Section 6.01      Co-Location Facilities. Unless otherwise agreed to by the Parties, during the Term: (a) STLA will make available to AAI (and its Affiliates) secure office space (including telecommunications and internet access) at an STLA (or an STLA Affiliate) facility(ies) in [***] (collectively, the “STLA Co-Location Facility”), and will provide a mutually agreed upon number of AAI Personnel with unescorted, badged access to such STLA Co-Location Facility subject to STLA’s (or STLA’s Affiliate’s) existing reasonable security regulations; and (b) AAI will make available to STLA (and its Affiliates) secure office space (including telecommunications and internet access) at an AAI (or an AAI Affiliate) facility(ies) in the United States (collectively, the “AAI Co-Location Facility” and together with the “STLA Co-Location Facility”, the “Co-Location Facilities”), and will provide a mutually agreed upon number of STLA Personnel with unescorted, badged access to such AAI Co-Location Facility subject to AAI’s (or AAI’s Affiliate’s) existing reasonable security regulations.

Section 6.02      Lease Costs and Expenses. Each Party will be responsible for all lease costs and other expenses related to its own Co-Location Facility. Each Party will make its respective Co-Location Facility available to the other Party and its applicable Personnel at no cost.

Section 6.03      Control of Employees. Each Party will have sole and exclusive control over its own Personnel using or occupying the Co-Location Facility of the other Party in connection with the STLA Undertakings or AAI Undertakings, as applicable. Employees of a Party will at all times be considered employees of the Party employing such individuals. Each employee will be subject to employment, discharge, discipline, and control solely by his or her employing Party and will continue to be bound by all applicable policies and procedures of the Party employing such individuals. Further, each Party will cause its Personnel using or occupying the Co-Location Facility of the other Party to comply with the facility and safety procedures of the other Party for that Co-Location Facility.

Article VII
Governance

The Parties hereby establish a project organization comprised of a steering team (the “Steering Team”) to provide appropriate governance and management of the activities under this Agreement in accordance with Exhibit C.

Article VIII
Term

The term of this Agreement (the “Term”) will commence as of the Effective Date and will continue thereafter until January 3, 2026 unless earlier terminated pursuant to Article XV (Termination; Effect of Termination).

Article IX
Costs and Expenses

STLA will be responsible for funding, and will not seek any reimbursement from AAI for, all costs and expenses accrued or incurred by STLA in connection with STLA’s performance of the STLA Undertakings. AAI will be responsible for funding, and will not seek any reimbursement from STLA for, all costs and expenses accrued or incurred by AAI in connection with AAI’s performance of the AAI Undertakings or for any other costs and expenses otherwise required to implement AAI’s Phase 1 Plan.

Article X

Public Communications

Section 10.01      Public Communications. Except as pursuant to a written communication plan regarding the Collaboration mutually agreed upon by the Parties, neither Party will issue any public or general marketing communications concerning the Collaboration or this Agreement without the other Party’s prior written approval; provided, however, that either Party may disclose the Collaboration, this Agreement, the Forward Equity Purchase Agreement, the Registration Rights Agreement, or the Warrant if such Party determines in good faith that such disclosure is required by Applicable Law or by any stock exchange or Authority.

Section 10.02      Termination of Collaboration. In the event that this Agreement is terminated by either Party (prior to its expiration in accordance with its terms), the Parties will work together in good faith to mutually agree on public communications and messaging regarding such early termination.

Article XI
Intellectual Property

Section 11.01      Ownership.

(a)            Background IP. Each Party retains ownership of its own Background IP.

(b)            Sole Foreground IP. Each Party will remain the owner of any solely created Work Results and any Foreground IP therein (collectively, “Sole Foreground IP”).

(c)            Joint Foreground IP. The Parties will jointly own any jointly created Work Results and any Foreground IP therein (collectively, “Joint Foreground IP”). Each jointly owning Party has full rights of use in, and full rights to license to Third Parties and Affiliates (with the further right to sublicense), such Joint Foreground IP, without any duty to seek the other jointly owning Party’s consent or any duty of accounting (including financial compensation) between the jointly owning Parties in connection therewith.

Section 11.02      Rights of Use.

(a)            Sole Foreground IP. Each Party (“Licensor”) hereby grants to the other Party (and agrees to grant to the other Party and its present and future Affiliates) (each a “Licensee”) a non-exclusive, world-wide, fully paid-up, irrevocable, and perpetual license under any of Licensor’s solely created Sole Foreground IP to use such Sole Foreground IP to make, have made, sell, offer for sale, use, and import any Work Results in connection with the present or future business of Licensee or its Affiliates, and, in connection therewith, to distribute, copy, or make derivative works of any copyrighted work, as reasonably required for the full enjoyment of the rights granted in this Agreement.

(b)            Background IP. Licensor hereby grants to Licensee (and agrees to grant to Licensee and its present and future Affiliates) a non-exclusive license under any of Licensor’s Background IP to use such Background IP to the extent necessary to make, have made, sell, offer for sale, use, and import any Work Results in connection with the present or future business of Licensee or its Affiliates, and, in connection therewith, to distribute, copy, or make derivative works of any copyrighted work, as reasonably required for the full enjoyment of the rights granted in this Agreement.

Section 11.03      General Restrictions.

(a)            All rights not expressly granted to STLA herein are reserved by AAI. All rights not expressly granted to AAI herein are reserved by STLA. No licenses are to be implied from any term of this Agreement and neither Party will have any license to any Confidential Information or Intellectual Property of the other Party except to the extent set forth in this Agreement.

(b)            Nothing in this Agreement will be construed as a grant of any license, right, or interest in any trademark, trade name, or service mark of either Party.

Article XII
Confidential Information

Section 12.01      Definitions.

(a)            Definition of Confidential Information. “Confidential Information” means all: (i) confidential, non-public, trade secret, proprietary, commercially or personally sensitive, technical, business or financial information or know-how; and (ii) information related to the relationship of the Parties or the Collaboration (including the existence, terms, and conditions of this Agreement), which, during the period beginning on the first date following the last day of the term of the Manufacturing Consulting Agreement and continuing through the Term (the “Confidentiality Period”), a Party or its Affiliates (“Receiving Party”) receives from or is given access to by the other Party or its Affiliates (“Disclosing Party”) in connection with the Collaboration (in any form, including oral, written, graphic, machine recognizable or sample form). To the extent the Receiving Party receives it or is given access to it by the Disclosing Party: (i) AAI Confidential Information includes inventions, ideas, discoveries, developments, data, know-how, samples, prototype parts and all technical, marketing, performance and cost information pertaining to the Collaboration that is included in AAI Background IP and AAI Sole Foreground IP; (ii) STLA Confidential Information includes inventions, ideas, discoveries, developments, data, know-how, samples, prototype parts and all technical, marketing, performance and cost information pertaining to the Collaboration that is included in STLA Background IP and STLA Sole Foreground IP; and (iii) to the extent that ownership of the Intellectual Property rights in any Work Results are deemed owned by a given Party in accordance with Section 11, such Work Results will also be deemed Confidential Information of the Party that owns those Intellectual Property rights.

(b)            Definition of Residuals. “Residuals” means Confidential Information that is retained in the unaided memories of a Receiving Party’s Personnel as permitted herein who have had access to the Disclosing Party’s Confidential Information. Memory is unaided if the Personnel has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it.

Section 12.02      Handling of Confidential Information.

(a)            Except as otherwise provided in Article XI (Intellectual Property), during the Confidentality Period and for a period of [***] years thereafter, a Receiving Party will maintain in confidence all Confidential Information of the Disclosing Party provided by the Disclosing Party to the Receiving Party under this Agreement and not use it except for the Collaboration. The Receiving Party will not disclose any such Confidential Information to any other Person other than to its employees, financial, technical and legal advisors, Suppliers and contractors who have a need to know for the Collaboration, who have been informed of the confidential nature of the Confidential Information, and who are bound by written confidentiality provisions with respect to the Confidential Information at least comparable to the confidentiality obligations imposed upon the Receiving Party by this Agreement. A Receiving Party may also disclose Confidential Information of the Disclosing Party on a need to know basis to any of its Affiliates provided that they are subject to confidentiality obligations at least comparable to those imposed upon the Receiving Party by this Agreement. The standard of care imposed upon the Receiving Party for protecting such Confidential Information of the Disclosing Party shall be that degree of care that the Receiving Party uses to protect its own confidential information of like importance, but not less than reasonable care.

(b)            A Receiving Party will have the right to disclose any Confidential Information of the Disclosing Party if such is required to be disclosed to an Authority by law, pursuant to any Order, in any judicial or administrative proceeding, or by any stock exchange. Prior to disclosing any Confidential Information under this Article XII (Confidential Information), the Receiving Party will notify the Disclosing Party sufficiently in advance of the disclosure to give the Disclosing Party adequate time to contest the request and in any event, make commercially reasonable efforts to have the Confidential Information received in confidence or, in the case of a judicial or administrative proceeding or by any stock exchange, disclosed pursuant to an appropriate protective order, and reasonably cooperate with the Disclosing Party to limit the disclosure in a manner which attempts to maintain the confidentiality of such Confidential Information, to the extent permitted by law.

(c)            Subject to Section 15.06 and upon written request from the Disclosing Party, a Receiving Party will promptly return or destroy all Confidential Information of the Disclosing Party in its possession, custody or control, including all copies, summaries or extracts, and provide written acknowledgement that all such Confidential Information has been returned or destroyed.

Section 12.03      Exceptions. Confidential Information of the Disclosing Party will not include any information of a Disclosing Party that the Receiving Party can show: (i) was rightfully in the possession of the Receiving Party at the time of its disclosure to the Receiving Party; (ii) becomes publicly known through no wrongful act on the part of the Receiving Party; (iii) is independently developed by the Receiving Party without any reliance on the Confidential Information; or (iv) is rightfully received from a third party who is not under an obligation to the Disclosing Party to treat the information confidentially.

Section 12.04      Ownership of Confidential Information. All Confidential Information of a Disclosing Party (and all Intellectual Property therein) disclosed to a Receiving Party under this Agreement will remain the property of the Disclosing Party.

Section 12.05      Independent Development. Subject to Sections 2.04 (Exclusivity) and 2.05 (Contract Manufacturing), the Parties agree that nothing in this Agreement will prohibit a Party from developing, or having developed for it, products, concepts, systems or techniques that compete with the products, concepts, systems or techniques contemplated by or embodied in Confidential Information disclosed to it by the other Party under this Agreement, provided that the Receiving Party does not do so in breach of this Agreement.

Section 12.06      Residuals. A Receiving Party may use Residuals for any purpose, including use in the acquisition, development, manufacture, promotion, sale, or maintenance of products and services; provided that, except as otherwise explicitly stated, this right to Residuals does not represent a license under any Intellectual Property rights of the Disclosing Party.

Article XIII
Indemnification

Section 13.01      AAI Indemnification. AAI will indemnify, hold harmless and defend the STLA Indemnified Parties from and against any and all Liabilities arising out of, relating to or in connection with:

(a)            any Third Party Claim or any Claim by any STLA Personnel arising out of, relating to or in connection with any actual or alleged actions or omissions of any AAI Personnel or Suppliers of AAI or its Affiliates in the performance of the Collaboration or this Agreement which causes property damage, personal injury, or death, but only to the extent that such Liabilities arise out of, relate to or are in connection with such actions or omissions; or

(b)            any Third Party Claim arising out of, relating to or in connection with any actual or alleged:

(i)            gross negligence, willful misconduct, or fraud of AAI in performance of AAI's obligations under this Agreement, but only to the extent that such Liabilities arise out of, relate to or are in connection with such gross negligence, willful misconduct, or fraud; or

(ii)            breach by AAI of Section 4.01(b) (AAI Obligations), but only to the extent that such Liabilities arise out of, relate to or are in connection with such breach.

Section 13.02      STLA Indemnification. STLA will indemnify, hold harmless and defend the AAI Indemnified Parties from and against any and all Liabilities arising out of, relating to or in connection with:

(a)            any Third Party Claim or any Claim by any AAI Personnel arising out of, relating to or in connection with any actual or alleged actions or omissions of any STLA Personnel or Suppliers of STLA or its Affiliates in the performance of the Collaboration or this Agreement which causes property damage, personal injury or death, but only to the extent that such Liabilities arise out of, relate to or are in connection with such actions or omissions; or

(b)            any Third Party Claim arising out of, relating to or in connection with any actual or alleged:

(i)            gross negligence, willful misconduct, or fraud of STLA in performance of STLA's obligations under this Agreement, but only to the extent that such Liabilities arise out of, relate to or are in connection with such gross negligence, willful misconduct, or fraud; or

(ii)            breach by STLA of Section 3.01(b) (STLA Obligations) but only to the extent that such Liabilities arise out of, relate to or are in connection with such breach.

Section 13.03      Indemnification Procedures.

(a)            Notice of Claims. The indemnified Party must, as promptly as practicable after discovery of an indemnifiable Claim under Section 13.01 (AAI Indemnification) or Section 13.02 (STLA Indemnification) above (each an “Indemnifiable Claim”), notify the indemnifying Party of the Indemnifiable Claim made or brought against the indemnified Party. If failure to provide notice of an Indemnifiable Claim actually prejudices the defense of such Indemnifiable Claim, the indemnifying Party’s obligations under Section 13.01 (AAI Indemnification) or Section 13.02 (STLA Indemnification), as applicable, will be reduced in proportion to such prejudice.

(b)            Control of Defense. Except as provided in Section 13.03(c) (Joint Defense), the indemnifying Party will be entitled to assume and control the defense and settlement of such Indemnifiable Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the indemnified Party within [***] days of the receipt of such notice from the indemnified Party; provided, however, that the indemnified Party may appoint its own participating non-controlling counsel, at its own expense. The indemnified Party will cooperate with the indemnifying Party in such defense and make available to the indemnifying Party all witnesses, pertinent records, materials and information in the indemnified Party’s possession or under the indemnified Party’s control relating to the Indemnifiable Claim as is reasonably required by the indemnifying Party. Similarly, in the event the indemnified Party is defending against any such Indemnifiable Claim, the indemnifying Party will cooperate with the indemnified Party in such defense and make available to the indemnified Party all witnesses, pertinent records, materials and information in the indemnifying Party’s possession or under the indemnifying Party’s control relating to the Indemnifiable Claim as is reasonably required by the indemnified Party. No Indemnifiable Claim may be settled prior to a final judgment thereon and no appeal may be foregone by any Party conducting the defense against such Indemnifiable Claim pursuant to this Section without the prior written consent of the indemnified Party (which consent will not be unreasonably withheld or delayed), unless the STLA Indemnified Parties or the AAI Indemnified Parties, as applicable, are released in full in connection with such settlement.

(c)            Joint Defense. If, based on the allegations made in the Indemnifiable Claim, both STLA and AAI are an indemnifying Party or it is not clear which Party is the indemnifying Party, then defense of the Indemnifiable Claim will be joint with each Party bearing its own defense costs and expenses. No Party may admit liability without the written consent of the other Party. The Parties will communicate and cooperate with each other in investigating the facts and jointly defending the allegations associated with the Indemnifiable Claim, and will identify contact persons or a litigation team to facilitate the coordination and exchange of information reasonably necessary to jointly defend the Indemnifiable Claim.

Section 13.04      Further Indemnification Provisions. [***].

Article XIV
Limitations of Liability

Section 14.01      LIMITATIONS. EXCEPT AS OTHERWISE PROVIDED IN SECTION 14.02 (EXCLUSIONS), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY OTHER PERSON FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, ENHANCED, OR OTHER DAMAGES OR LOSSES WHATSOEVER ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, THE STLA UNDERTAKINGS, ANY STLA WORK, THE AAI UNDERTAKINGS, ANY AAI WORK, ANY WORK RESULTS, MEETING ANY TIMING REQUIREMENTS, OR THE PROSPECTS, RESULTS, OR SUCCESS THEREOF, REGARDLESS OF (A) WHETHER SUCH DAMAGES OR LOSSES WERE FORESEEABLE, (B) WHETHER OR NOT SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, STATUTORY OR OTHERWISE) UPON WHICH THE CLAIM IS BASED. EXCEPT AS OTHERWISE PROVIDED IN SECTION 14.02 (EXCLUSIONS), IN NO EVENT WILL EITHER PARTY’S TOTAL LIABILITY TO OTHER PARTY IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNT OF [***] ($[***]), REGARDLESS OF THE LEGAL OR EQUITABLE THEORY ON WHICH THE CLAIM OR LIABILITY IS BASED, AND WHETHER OR NOT COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE LIMITATIONS OF LIABILITY IN THIS SECTION 14.01 ARE AN ESSENTIAL PART OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES AND WILL APPLY EVEN IF THE REMEDIES AVAILABLE HEREUNDER ARE FOUND TO FAIL THEIR ESSENTIAL PURPOSE.

Section 14.02      Exclusions. The exclusions and limitations in Section 14.01 (Limitations) will not apply to: (a) a Party’s indemnification obligations under Article XIII (Indemnification), (b) breach of its obligations under Article XII (Confidential Information), or (c) matters for which liability cannot be excluded or limited under Applicable Law.

Article XV
Termination; Effect of Termination

Section 15.01      Termination for Breach or Insolvency. Either Party may terminate this Agreement effective immediately upon notice of termination to the other Party if the other Party:

(a)            materially breaches this Agreement and the other Party does not cure such breach within [***] days after receipt of notice of such breach; provided, however, if the breach is not reasonably capable of being cured within such [***] day period, the non-breaching Party may not terminate this Agreement if the breaching Party has commenced to cure such breach within such [***] day period and thereafter diligently pursues the same, provided that such breach is cured no later than [***] days after notice thereof is delivered; or

(b)            (i) becomes insolvent or admits its inability to pay its debts generally as they become due; (ii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Applicable Law, which is not fully stayed within [***] Business Days or is not dismissed or vacated within [***] days after filing; (iii) is dissolved or liquidated or takes any corporate action for such purpose; (iv) makes a general assignment for the benefit of creditors; or (v) has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

Section 15.02      Termination for Automotive OEM Change of Control or Liquidation Event.

(a)            STLA may terminate this Agreement upon notice of termination to AAI in the event any Automotive OEM (or any successor thereof), individually or in combination with one or more Automotive OEMs, directly or indirectly, in a transaction or series of related transactions, acquires (i) at least 30% of the economic interest in or voting power of AAI, (ii) all or substantially all of the assets of AAI, or (iii) all or substantially all of the assets of AAI to which this Agreement relates (any such acquisition, an “Automotive OEM Change of Control”), provided that STLA must provide written notice of its election to terminate within [***] days after receiving written notice of the Automotive OEM Change of Control and at least [***] days prior to the stated date of termination. In the event of a Automotive OEM Change of Control of AAI, AAI shall as promptly as practicable following such Automotive OEM Change of Control send written notice thereof to STLA.

(b)            In the event that STLA receives written notice of a proposed Liquidation Event pursuant to Section 4 of the Warrant, either STLA or AAI may terminate this Agreement by providing written notice of termination to the other Party, provided that such written notice must be provided to the other Party prior to the closing or occurrence, as applicable, of the proposed Liquidation Event.

Section 15.03      Effect of Termination. Unless otherwise agreed in writing by the Parties, upon termination in accordance with this Article XV (Termination; Effect of Termination), each Party will stop all activities hereunder as promptly as commercially practicable.

Section 15.04      No Release. The termination of this Agreement will not release any Party from any outstanding obligations hereunder accruing prior to such termination or that may arise after termination from rights and obligations intended to survive termination in accordance with Section 15.05 (Survival) below.

Section 15.05      Survival. The rights and obligations of the Parties set forth in Article I, Section 2.04 and Section 2.05 and Section 2.06 and Exhibit B if the Exclusive Period is longer than the Term, Section 3.01(b), Section 3.02, Section 4.01(b), Section 4.02, Section 5.01, Section 6.02, Section 6.03, Article IX, Article XI, Article XII, Article XIII, Article XIV, Section 15.03, Section 15.04, Section 15.05, Section 15.06, Article XVI until expiration of the applicable statutes of limitations with respect to Claims covered by Article XIII), Article XVIII, and any other right or obligation of the Parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement.

Section 15.06      Return or Destruction of Confidential Information. Upon any expiration or termination of this Agreement, following a written request from Disclosing Party, Receiving Party, at its own cost, will promptly return to Disclosing Party any and all documents and materials constituting Confidential Information received from Disclosing Party, or at Disclosing Party’s option, will erase or destroy such documents and materials and acknowledge in a writing signed by an executive officer that all such Confidential Information has been returned or destroyed, except to the extent that, and only for so long as, any such Confidential Information is reasonably necessary for Receiving Party to fulfill its surviving obligations or exercise its surviving rights under this Agreement. Notwithstanding the foregoing, Receiving Party may retain (a) any electronic copies of Confidential Information as may be stored on its electronic records storage system as a result of automated backup systems or as may be otherwise required by Applicable Law or other regulatory requirements; and (b) a single confidential copy of all Confidential Information which may be retained by Receiving Party’s internal legal counsel for the sole purpose of prosecuting or defending any matters which may arise from or relate to this Agreement.

Article XVI
Insurance

Section 16.01      Insurance Coverage. At their own expense, STLA and AAI will maintain the following insurance coverages, with insurance carriers rated A- or better by A.M. Best Company unless coverage is self-insured:

(a)            Commercial General Liability insurance (including contractual liability coverage) on an occurrence basis for bodily injury, death, “broad form” property damage, and personal and advertising injury, with coverage limits of not less than US$[***] per occurrence and US$[***] in aggregate; and

(b)            Workers’ Compensation insurance as required by Applicable Law, including employer’s liability coverage for injury, disease and death, with coverage limits of not less than US$[***] per accident and employee.

[***].

Section 16.02      Additional Insured; Primary Coverage; Waiver of Subrogation; Cancellation Notice. The liability policies listed above, except for Workers’ Compensation, will name the AAI Indemnified Parties or the STLA Indemnified Parties, as the case may be, as additional insureds. The policies listed above (a) will be primary and will not require contribution from any coverage maintained by the other Party; and (b) will include a severability of interests and waiver of subrogation or recovery clause in favor of the AAI Indemnified Parties or the STLA Indemnified Parties, as the case may be (and each Party waives any such right of subrogation or recovery). A Party will not cancel, modify, or refuse to renew any such policy without providing the other Party at least [***] days prior notice thereof. If a Party receives notice or otherwise becomes aware that any such policy will be canceled, modified or refused for renewal, such Party will provide notice thereof to the other Party promptly after receiving such notice or becoming so aware.

Section 16.03      Coverage Limits; Risk; Suppliers. The fulfillment, or non-fulfillment, of the insurance obligations under this Agreement will not relieve a Party of any liability of such Party under this Agreement or in any way modify that Party’s obligations under this Agreement, including its liability for indemnification under this Agreement. The required types and amounts of insurance will not necessarily be adequate to respond to all exposures to loss. The required limits of insurance will not be deemed as a limitation or maximum liability of a Party under this Agreement, including its liability for indemnification under this Agreement. Each Party will be financially responsible for any deductibles, retentions, self-insurance, co-insurance, premiums, and claims or losses in excess of required insurance limits. STLA and AAI are solely responsible for ensuring that their Suppliers maintain insurance coverage that is usual, reasonable, and customary for the services provided by such Suppliers to ensure that STLA and AAI can each meet its requirements and obligations under this Agreement.

Section 16.04      Certificates of Insurance. Upon STLA’s or AAI’s request, evidence of required insurance coverage will be provided. Failure to request, review or object to the terms of such certificates of insurance will not be deemed a waiver of obligations or rights and in no way limit or diminish either Party’s liability under other provisions of this Agreement.

Section 16.05      Self-Insurance. STLA reserves the right to meet obligations under this Article XVI (Insurance) through a combination of insurance and self-insurance.

Article XVII
Force Majeure

Section 17.01      Force Majeure. No Party will be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of or obligation under this Agreement (except for any obligations to make payments to the other Party hereunder), when and to the extent such failure or delay is caused by or results from a Force Majeure Event. A Party whose performance is affected by a Force Majeure Event will give notice to the other Party, stating the period of time the occurrence is expected to continue and will use diligent efforts to end the failure or delay and minimize the effects of such Force Majeure Event.

Section 17.02      Suspension by Non-Affected Party. During the Force Majeure Event, the non-affected Party may similarly suspend its performance obligations (except for any obligations to make payments to the other Party hereunder) until such time as the affected Party resumes performance.

Article XVIII

Miscellaneous

Section 18.01      Governing Law. This Agreement and the rights and obligations of the Parties under this Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to the conflicts of laws, and excluding the Convention on the International Sale of Goods.

Section 18.02      Waiver and Amendment. Subject to Section 5.02 (Updating Exhibit A), no modification, amendment or supplement to, or waiver of any provision of, this Agreement will be effective unless in writing and signed by an authorized representative of each Party. No waiver by either Party of any of the provisions of this Agreement or any breach thereof will be effective unless in writing and signed by an authorized representative of the Party so waiving. No failure or delay by either Party in exercising any right, power or remedy under this Agreement, except as specifically provided herein, will operate as a waiver of any such right, power or remedy, nor will any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 18.03      Assignment. Neither Party may assign any of its rights, or delegate any of its obligations, under this Agreement, without the prior written consent of the other Party; provided that (without limiting STLA’s termination rights under Section 15.02 (Termination for Automotive OEM Change of Control or Liquidation Event) either Party may assign this Agreement without the consent of the other Party to its successor in the event of a merger or acquisition of such Party or the sale of all or substantially all of its assets or voting securities. Notwithstanding the foregoing, (i) STLA may assign its rights under this Agreement, in whole or in part, without AAI’s prior written consent to an Affiliate of STLA, and (ii) STLA may assign, in whole or in part, any rights to payment under this Agreement without any prior notice to or consent of AAI. Any purported or attempted assignment or delegation in violation of this Section 18.03 will be null and void ab initio. This Agreement will benefit and bind the Parties’ respective successors and permitted assigns.

Section 18.04      DISCLAIMER. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THIS AGREEMENT, THE STLA UNDERTAKINGS, ANY STLA WORK, THE AAI UNDERTAKINGS, ANY AAI WORK, ANY WORK RESULTS, MEETING ANY TIMING REQUIREMENTS, OR THE PROSPECTS, RESULTS, OR SUCCESS THEREOF. EACH PARTY AFFIRMS THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, WITH RESPECT TO THIS AGREEMENT, THE STLA UNDERTAKINGS, ANY STLA WORK, THE AAI UNDERTAKINGS, ANY AAI WORK, ANY WORK RESULTS, MEETING ANY TIMING REQUIREMENTS, OR THE PROSPECTS, RESULTS, OR SUCCESS THEREOF.

Section 18.05      Notices. Any notice, notification, request, demand or determination for termination, damages or claims provided by a Party will be in writing and will be delivered in hard copy using one of the following methods and will be deemed delivered upon receipt: (i) by hand, (ii) by a reputable express courier with a reliable system for tracking delivery, (iii) by registered or certified mail, return receipt requested, postage prepaid, or (iv) by electronic mail transmission. Unless otherwise notified, the foregoing will be delivered as follows:

(a)            If to STLA:

Stellantis N.V.

Taurusavenue 1

2132 LS Hoofddorp

The Netherlands

Attention: General Counsel

Email: _______

with a copy to:

FCA US LLC

1000 Chrysler Drive

Auburn Hills, MI 48326

Attention: General Counsel

Email: _______

(b)            If to AAI:

Archer Aviation Inc.

Attention: Legal

Email: _______

Normal operating business communications will be sent by facsimile, e-mail or first class mail, which need not be confirmed by registered mail, and will be addressed to individual contacts at the respective Party as agreed in advance by the Parties from time to time.

Section 18.06      Independent Contractors. The Parties are independent contractors. Neither Party will be deemed to be a joint venturer, agent, partner, or legal representative of the other for any purpose and neither will have any right, power or authority to create any obligation or responsibility on behalf of the other.

Section 18.07      Performance Through Affiliates and Contractors. Each Party acknowledges and agrees that the other Party may retain its Affiliates or Suppliers, and such Affiliates or Suppliers may retain subcontractors, to perform some or all of the obligations of such other Party under this Agreement. Should a Party retain an Affiliate or Supplier to perform obligations set forth in this Agreement, such Party will cause the Affiliate or Supplier to perform such obligations in conformity with this Agreement. The Party retaining an Affiliate or Supplier will be and remain fully responsible to the other Party for the acts and omissions of such Affiliate or Supplier, such Affiliate’s or Supplier’s subcontractors, and of individuals directly or indirectly employed by them, as it is for such Party’s employees.

Section 18.08      Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or portion thereof) to any Person, entity or circumstance is held to be invalid, illegal or otherwise unenforceable in any respect by a final judgment or an order of a court of competent jurisdiction, such provision (or portion thereof) will be deemed to be void and unenforceable, and in lieu of such provision (or portion thereof) there will be added automatically as a part of this Agreement a new provision as similar in terms to such invalid, illegal or otherwise unenforceable provision (or portion thereof) as may be possible. Notwithstanding the preceding sentence, the remaining provisions of this Agreement, if capable of substantial performance, will remain in full force and effect.

Section 18.09      Complete Understanding. This Agreement constitutes the final, complete and exclusive agreement between the Parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement, whether oral or written.

Section 18.10      Further Assurances. Each of the Parties will, and will cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 18.11      Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 18.12      Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any such right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, in any other agreement between the Parties or otherwise.

Section 18.13      Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original, and all of which will constitute one agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives effective as of the Effective Date.

STLA:		AAI:

Stellantis N.V.		Archer Aviation Inc.

By:	/s/ Mark Stewart	By:	/s/ Adam Goldstein
Name:	Mark Stewart	Name:	Adam Goldstein
Title:	Authorized Signatory	Title:	Chief Executive Officer

SIGNATURE PAGE TO MANUFACTURING COLLABORATION AGREEMENT

Exhibit A

Description of Collaboration

1.	Overview

(a)            AAI has developed, and has started to implement, a production plan pursuant to which AAI will design, develop, engineer, test, launch, and operate AAI Aircraft manufacturing operations at the AAI Phase 1 Plant with a view to completing the first full calendar year of production operations at such plant in [***] and, during such first full calendar year, achieving production levels of approximately [***] AAI Aircraft at such plant (the “Phase 1 Plan”), including achieving the following major milestones identified in Table 1 below relating to such plant:

[***]

(b)            In connection with the Phase 1 Plan, AAI has indicated its interest to obtain from STLA certain assistance in the areas set forth on Attachment 1 to this Exhibit A (collectively, the “STLA Assistance Scope”), and STLA desires to provide to AAI such assistance in the STLA Assistance Scope, as further described in this Exhibit A.

(c)            The Parties also acknowledge and agree that the STLA Assistance Scope may be modified over time as the Parties begin to work together and better understand each Party’s strengths and capabilities, and as AAI’s priorities change from time to time, in any such case as it relates to the Phase 1 Plan. As such, the Steering Team will meet at the beginning of each [***] month period during the Term to review the then-current STLA Assistance Scope to review whether (and, if applicable, to confirm to what extent) the STLA Assistance Scope should be so modified. For the avoidance of doubt, any such modification shall be made pursuant to Section 5.02 of the Agreement.

2.            STLA Undertakings: The STLA Undertakings will comprise the following STLA obligations:

(a)            Initial STLA Resources to Support the Phase I Plan. As soon as reasonably practicable following the Effective Date, STLA will make available to AAI, at no cost to AAI, up to [***] qualified full-time equivalent (FTE)1 STLA Personnel resources, with the titles and responsibilities envisioned as of the Effective Date (but subject to change as described in Section 1(c) above) as set forth in Attachment 2 to this Exhibit A, to provide assistance in the STLA Assistance Scope in support of the Phase 1 Plan.

(b)            Additional STLA Resources to Support the Phase I Plan.

1 For purposes of this Agreement, a full-time equivalent resource equals [***] hours worked per calendar week, or [***] hours worked per calendar year.

(i)	At any time during the Term, AAI may issue a written request (each a “Resource Request”) to the Steering Team for STLA to make available to AAI, at no cost to AAI, additional qualified FTE STLA Personnel resources to provide assistance in the STLA Assistance Scope in support of the Phase 1 Plan. Each such Resource Request must include a reasonably detailed description of the assistance being requested by AAI, the number of FTEs (in AAI’s reasonable estimation) required to provide such assistance, and any other information that AAI deems relevant to include in such request.

(ii)	Within [***] Business Days of the Steering Team’s receipt of any Resource Request, the Steering Team will, acting reasonably and in good faith, review the Resource Request. Upon the Steering Team’s approval of such Resource Request (including with any amendments thereto agreed upon by the Steering Team), STLA will make available to AAI, at no cost to AAI and as soon as reasonable practicable following such approval, additional FTE STLA Personnel resources to provide assistance in the STLA Assistance Scope in support of the Phase 1 Plan as set forth in such approved Resource Request.

(c)            Replacement Requests. With respect to any STLA Personnel made available to AAI pursuant to Section 2(a) or 2(b) above, in the event AAI determines, acting reasonably and in good faith, that any such STLA Personnel is not sufficiently qualified to provide the applicable assistance and should be replaced by STLA with another STLA Personnel with sufficient qualifications, then AAI may issue a written request to the Steering Team to review such determination (each a “Replacement Request”). Each such Replacement Request must include a reasonably detailed description of the reasons for AAI’s determination that such STLA Personnel is not sufficiently qualified to provide the applicable assistance. Within [***] Business Days of the Steering Team’s receipt of any Replacement Request, the Steering Team will, acting reasonably and in good faith, review the Replacement Request. In the event the Steering Team approves the Replacement Request, STLA will replace such STLA Personnel with another STLA Personnel that is sufficiently qualified to provide the applicable assistance as soon as reasonably practicable following such determination by the Steering Team. For the avoidance of doubt, any such replacement STLA Personnel will remain subject to this Section 2(c).

(d)            Escalation. In the event the Steering Team is unable to make a determination as to any Resource Request or a Replacement Request within [***] days following the Steering Team’s receipt of such Resource Request or Replacement Request, as applicable, then upon a Party’s written request, the Steering Team shall notify the [***] and the [***] in writing of such failure to make such determination. The [***] and [***] shall thereafter hold a meeting to attempt in good faith to make a determination as to such Resource Request or Replacement Request, as applicable. Such meeting shall be held as soon as reasonably practicable from the date on which the [***] and [***] have received such written notice from the Steering Team but in any case within [***] Business Days therefrom.

(e)            Maximum FTEs. Notwithstanding anything to the contrary in this Agreement, in no event will STLA be required to provide STLA Personnel pursuant to Sections 2(a), 2(b), or 2(c) above a level that exceeds [***] FTE resources at any given time during the Term.

(f)            [***]. [***].

(g)            Supplier Introductions. During the Term, AAI may request in writing that STLA introduce AAI to certain suppliers or other partners of STLA or its Affiliates as identified by AAI. STLA will be required to promptly evaluate each such request and, acting reasonably and in good faith, determine whether introducing AAI to the identified supplier(s) or partner(s) would be legally permissible, consistent with STLA’s and its applicable Affiliates’ existing confidentiality obligations, and reasonably likely to benefit AAI. If STLA determines that introducing AAI to the identified supplier(s) or partner(s) would not meet those requirements, STLA will inform AAI of such determination as soon as reasonably practicable. If STLA determines that introducing AAI to the identified supplier(s) or partner(s) will meet those requirements, STLA will be required to use commercially reasonable efforts to schedule and participate in an introductory meeting between AAI and the identified supplier(s) or partner(s) and, in STLA’s sole discretion, additional follow-up meetings as deemed necessary or helpful by STLA.

3.            AAI Undertakings: The AAI Undertakings will comprise the following AAI obligations:

(a)	AAI Resources to Support the Phase I Plan. AAI acknowledges that, other than the assistance provided by STLA in the STLA Assistance Scope pursuant to this Agreement, it is responsible to provide all other assets and resources (including all funding and Personnel) with respect to the Phase I Plan as it deems necessary in its sole and absolute discretion.

(b)            Access to AAI Technology.

(i)	[***].

(ii)	[***].

Attachment 1 to Exhibit A

STLA Assistance Scope

[***]

The Parties acknowledge and agree that, as of the Effective Date, the STLA Assistance Scope has not been fully defined by the Parties. As such, the Parties intend to work together in good faith, through the Steering Team pursuant to Section 5.02 of the Agreement, to further define the STLA Assistance Scope applicable to the 2023 calendar year as soon as reasonably practicable following the Effective Date, but in no event later than [***] days following the Effective Date.

Attachment 2 to Exhibit A

Initial STLA Resources

[***]

The Parties acknowledge and agree that, as of the Effective Date, the Initial STLA Resources have not been fully defined by the Parties. As such, the Parties intend to work together in good faith to align on such resources as soon as reasonably practicable following the Effective Date, but in no event later than [***] days following the Effective Date.

Exhibit B

Form of Contract Manufacturing Agreement

[***].

Exhibit C

Steering Team

[***]

Schedule 1

Steering Team Members

[***]